77-Q
LMP MONEY MARKET TRUST
WA MONEY MARKET FUND (N4H0)


MANAGEMENT AGREEMENT
Legg Mason Partners Fund Advisor, LLC

      This MANAGEMENT AGREEMENT (Agreement) is made this 13th day of April, 2007, by and between Legg
Mason Partners Money Market Trust (the Trust) and
Legg Mason Partners Fund Advisor, LLC, a Delaware limited liability company (the Manager).

      WHEREAS, the Trust is a Maryland business trust registered as a management investment company under the Investment Company Act of 1940, as amended (the
1940 Act);

      WHEREAS, the Manager is engaged primarily in rendering investment advisory, management and administrative services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended;

      WHEREAS, the Trust wishes to retain the Manager to provide investment advisory, management, and administrative services to the Trust with respect to the series of the Trust designated in Schedule A annexed hereto (the Fund); and

      WHEREAS, the Manager is willing to furnish such services on the terms and conditions hereinafter set forth;

      NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

       1.	The Trust hereby appoints the Manager to
act as investment adviser and administrator of the
Fund for the period and on the terms set forth in
this Agreement.  The Manager accepts such appointment
and agrees to render the services herein set forth,
for the compensation herein provided.
       2.	The Fund shall at all times keep the
Manager fully informed with regard to the securities
owned by it, its funds available, or to become
available, for investment, and generally as to the
condition of its affairs.  It shall furnish the
Manager with such other documents and information
with regard to its affairs as the Manager may from
time to time reasonably request.
       3.	(a)	Subject to the supervision of the
Trusts Board of Trustees (the Board), the Manager
shall regularly provide the Fund with investment
research, advice, management and supervision and
shall furnish a continuous investment program for the
Fund's portfolio of securities and other investments
consistent with the Fund's investment objectives,
policies and restrictions, as stated in the Funds
current Prospectus and Statement of Additional
Information.  The Manager shall determine from time
to time what securities and other investments will be
purchased (including, as permitted in accordance with
this paragraph, swap agreements, options and
futures), retained, sold or exchanged by the Fund and
what portion of the assets of the Funds portfolio
will be held in the various securities and other
investments in which the Fund invests, and shall
implement those decisions (including the execution of
investment documentation), all subject to the
provisions of the Trusts Declaration of Trust and
By-Laws (collectively, the Governing Documents),
the 1940 Act, and the applicable rules and
regulations promulgated thereunder by the Securities
and Exchange Commission (the SEC) and interpretive
guidance issued thereunder by the SEC staff and any
other applicable federal and state law, as well as
the investment objectives, policies and restrictions
of the Fund referred to above, and any other specific
policies adopted by the Board and disclosed to the
Manager.  The Manager is authorized as the agent of
the Trust to give instructions to the custodian of
the Fund as to deliveries of securities and other
investments and payments of cash for the account of
the Fund.  Subject to applicable provisions of the
1940 Act and direction from the Board, the investment
program to be provided hereunder may entail the
investment of all or substantially all of the assets
of the Fund in one or more investment companies.  The
Manager will place orders pursuant to its investment
determinations for the Fund either directly with the
issuer or with any broker or dealer, foreign currency
dealer, futures commission merchant or others
selected by it.  In connection with the selection of
such brokers or dealers and the placing of such
orders, subject to applicable law, brokers or dealers
may be selected who also provide brokerage and
research services (as those terms are defined in
Section 28(e) of the Securities Exchange Act of 1934,
as amended (the Exchange Act)) to the Funds and/or
the other accounts over which the Manager or its
affiliates exercise investment discretion.  The
Manager is authorized to pay a broker or dealer who
provides such brokerage and research services a
commission for executing a portfolio transaction for
the Fund which is in excess of the amount of
commission another broker or dealer would have
charged for effecting that transaction if the Manager
determines in good faith that such amount of
commission is reasonable in relation to the value of
the brokerage and research services provided by such
broker or dealer.  This determination may be viewed
in terms of either that particular transaction or the
overall responsibilities which the Manager and its
affiliates have with respect to accounts over which
they exercise investment discretion.  The Board may
adopt policies and procedures that modify and
restrict the Managers authority regarding the
execution of the Funds portfolio transactions
provided herein.  The Manager shall also provide
advice and recommendations with respect to other
aspects of the business and affairs of the Fund,
shall exercise voting rights, rights to consent to
corporate action and any other rights pertaining to
the Fund's portfolio securities subject to such
direction as the Board may provide, and shall perform
such other functions of investment management and
supervision as may be directed by the Board.  The
Manager may execute on behalf of the Fund certain
agreements, instruments and documents in connection
with the services performed by it under this
Agreement.  These may include, without limitation,
brokerage agreements, clearing agreements, account
documentation, futures and option agreements, swap
agreements, other investment related agreements, and
any other agreements, documents or instruments the
Manager believes are appropriate or desirable in
performing its duties under this Agreement.
	(b)	Subject to the direction and control of
the Board, the Manager shall perform such
administrative and management services as may from
time to time be reasonably requested by the Fund as
necessary for the operation of the Fund, such as (i)
supervising the overall administration of the Fund,
including negotiation of contracts and fees with and
the monitoring of performance and billings of the
Fund's transfer agent, shareholder servicing agents,
custodian and other independent contractors or
agents, (ii) providing certain compliance, fund
accounting, regulatory reporting, and tax reporting
services, (iii) preparing or participating in the
preparation of Board materials, registration
statements, proxy statements and reports and other
communications to shareholders, (iv) maintaining the
Funds existence, and (v) during such times as shares
are publicly offered, maintaining the registration
and qualification of the Funds shares under federal
and state laws.  Notwithstanding the foregoing, the
Manager shall not be deemed to have assumed any
duties with respect to, and shall not be responsible
for, the distribution of the shares of any Fund, nor
shall the Manager be deemed to have assumed or have
any responsibility with respect to functions
specifically assumed by any transfer agent, fund
accounting agent, custodian, shareholder servicing
agent or other agent, in each case employed by the
Fund to perform such functions.
	(c)	The Fund hereby authorizes any entity or
person associated with the Manager which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by Section 11(a) of the Exchange Act and Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-
2(T)(a)(2)(iv).  Notwithstanding the foregoing, the
Manager agrees that it will not deal with itself, or with members of the Board or any principal underwriter of the Fund, as principals or agents in making purchases or sales of securities or other property for the account of the Fund, nor will it purchase any securities from an underwriting or selling group in which the Manager or its affiliates is participating, or arrange for purchases and sales of securities between the Fund and another account advised by the Manager or its affiliates, except in each case as permitted by the 1940 Act and in accordance with such policies and procedures as may be adopted by the Fund from time to time, and will comply with all other provisions of the Governing
Documents and the Funds then-current Prospectus and Statement of Additional Information relative to the Manager and its directors and officers.

       4.	Subject to the Board's approval, the
Manager or the Fund may enter into contracts with one
or more investment subadvisers or subadministrators,
including without limitation, affiliates of the
Manager, in which the Manager delegates to such
investment subadvisers or subadministrators any or
all its duties specified hereunder, on such terms as
the Manager will determine to be necessary, desirable
or appropriate, provided that in each case the
Manager shall supervise the activities of each such
subadviser or subadministrator and further provided
that such contracts impose on any investment
subadviser or subadministrator bound thereby all the
conditions to which the Manager is subject hereunder
and that such contracts are entered into in
accordance with and meet all applicable requirements
of the 1940 Act.
       5.	(a)	The Manager, at its expense, shall
supply the Board and officers of the Trust with all information and reports reasonably required by them and reasonably available to the Manager and shall furnish the Fund with office facilities, including space, furniture and equipment and all personnel reasonably necessary for the operation of the Fund.
The Manager shall oversee the maintenance of all books and records with respect to the Fund's securities transactions and the keeping of the Fund's books of account in accordance with all applicable federal and state laws and regulations. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Manager hereby agrees that any records that it maintains for the Fund are the property of the Fund, and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Manager further agrees to arrange for the preservation of the records required to be maintained by Rule 31a-1 under the 1940 Act for the periods prescribed by Rule 31a-2 under the 1940
Act. The Manager shall authorize and permit any of its directors, officers and employees, who may be elected as Board members or officers of the Fund, to serve in the capacities in which they are elected.


	(b)	The Manager shall bear all expenses, and
shall furnish all necessary services, facilities and
personnel, in connection with its responsibilities
under this Agreement.  Other than as herein
specifically indicated, the Manager shall not be
responsible for the Fund's expenses, including,
without limitation, advisory fees; distribution fees;
interest; taxes; governmental fees; voluntary
assessments and other expenses incurred in connection
with membership in investment company organizations;
organization costs of the Fund; the cost (including
brokerage commissions, transaction fees or charges,
if any) in connection with the purchase or sale of
the Funds securities and other investments and any
losses in connection therewith; fees and expenses of
custodians, transfer agents, registrars, independent
pricing vendors or other agents; legal expenses; loan
commitment fees; expenses relating to share
certificates; expenses relating to the issuing and
redemption or repurchase of the Fund's shares and
servicing shareholder accounts; expenses of
registering and qualifying the Fund's shares for sale
under applicable federal and state law; expenses of
preparing, setting in print, printing and
distributing prospectuses and statements of
additional information and any supplements thereto,
reports, proxy statements, notices and dividends to
the Fund's shareholders; costs of stationery; website
costs; costs of meetings of the Board or any
committee thereof, meetings of shareholders and other
meetings of the Fund; Board fees; audit fees; travel
expenses of officers, members of the Board and
employees of the Fund, if any; and the Fund's pro
rata portion of premiums on any fidelity bond and
other insurance covering the Fund and its officers,
Board members and employees; litigation expenses and
any non-recurring or extraordinary expenses as may
arise, including, without limitation, those relating
to actions, suits or proceedings to which the Fund is
a party and the legal obligation which the Fund may
have to indemnify the Funds Board members and
officers with respect thereto.
       6.	No member of the Board, officer or
employee of the Trust or Fund shall receive from the
Trust or Fund any salary or other compensation as
such member of the Board, officer or employee while
he is at the same time a director, officer, or
employee of the Manager or any affiliated company of
the Manager, except as the Board may decide.  This
paragraph shall not apply to Board members, executive
committee members, consultants and other persons who
are not regular members of the Manager's or any
affiliated company's staff.
       7.	As compensation for the services
performed and the facilities furnished and expenses
assumed by the Manager, including the services of any
consultants retained by the Manager, the Fund shall
pay the Manager, as promptly as possible after the
last day of each month, a fee, computed daily at an
annual rate set forth opposite the Funds name on
Schedule A annexed hereto, provided however, that if
the Fund invests all or substantially all of its
assets in another registered investment company for
which the Manager or an affiliate of the Manager
serves as investment adviser or investment manager,
the annual fee computed as set forth on such Schedule
A shall be reduced by the aggregate management fees
allocated to that Fund for the Fund's then-current
fiscal year from such other registered investment
company.  The first payment of the fee shall be made
as promptly as possible at the end of the month
succeeding the effective date of this Agreement, and
shall constitute a full payment of the fee due the
Manager for all services prior to that date.  If this
Agreement is terminated as of any date not the last
day of a month, such fee shall be paid as promptly as
possible after such date of termination, shall be
based on the average daily net assets of the Fund in
that period from the beginning of such month to such
date of termination, and shall be that proportion of
such average daily net assets as the number of
business days in such period bears to the number of
business days in such month.  The average daily net
assets of the Fund shall in all cases be based only
on business days and be computed as of the time of
the regular close of business of the New York Stock
Exchange, or such other time as may be determined by
the Board.
    8.	The Manager assumes no responsibility under
this Agreement other than to render the services
called for hereunder, in good faith, and shall not be
liable for any error of judgment or mistake of law,
or for any loss arising out of any investment or for
any act or omission in the execution of securities
transactions for the Fund, provided that nothing in
this Agreement shall protect the Manager against any
liability to the Fund to which the Manager would
otherwise be subject by reason of willful
misfeasance, bad faith, or gross negligence in the
performance of its duties or by reason of its
reckless disregard of its obligations and duties
hereunder.  As used in this Section 8, the term
Manager shall include any affiliates of the Manager
performing services for the Trust or the Fund
contemplated hereby and the partners, shareholders,
directors, officers and employees of the Manager and
such affiliates.
    9.	Nothing in this Agreement shall limit or
restrict the right of any director, officer, or
employee of the Manager who may also be a Board
member, officer, or employee of the Trust or the
Fund, to engage in any other business or to devote
his time and attention in part to the management or
other aspects of any other business, whether of a
similar nature or a dissimilar nature, nor to limit
or restrict the right of the Manager to engage in any
other business or to render services of any kind,
including investment advisory and management
services, to any other fund, firm, individual or
association.  If the purchase or sale of securities
consistent with the investment policies of the Fund
or one or more other accounts of the Manager is
considered at or about the same time, transactions in
such securities will be allocated among the accounts
in a manner deemed equitable by the Manager.  Such
transactions may be combined, in accordance with
applicable laws and regulations, and consistent with
the Managers policies and procedures as presented to
the Board from time to time.
    10.	For the purposes of this Agreement, the
Fund's net assets shall be determined as provided
in the Funds then-current Prospectus and Statement
of Additional Information and the terms assignment,
interested person, and majority of the outstanding
voting securities shall have the meanings given to
them by Section 2(a) of the 1940 Act, subject to such
exemptions as may be granted by the SEC by any rule,
regulation or order.
    11.	This Agreement will become effective with
respect to the Fund on the date set forth opposite
the Funds name on Schedule A annexed hereto,
provided that it shall have been approved by the
Trusts Board and by the shareholders of the Fund in
accordance with the requirements of the 1940 Act and,
unless sooner terminated as provided herein, will
continue in effect until November 30, 2007.
Thereafter, if not terminated, this Agreement shall
continue in effect with respect to the Fund, so long
as such continuance is specifically approved at least
annually (i) by the Board or (ii) by a vote of a
majority of the outstanding voting securities of the
Fund, provided that in either event the continuance
is also approved by a majority of the Board members
who are not interested persons of any party to this
Agreement, by vote cast in person at a meeting called
for the purpose of voting on such approval.
    12.	This Agreement is terminable with respect to
the Fund without penalty by the Board or by vote of a
majority of the outstanding voting securities of the
Fund, in each case on not more than 60 days' nor less
than 30 days' written notice to the Manager, or by
the Manager upon not less than 90 days' written
notice to the Fund, and will be terminated upon the
mutual written consent of the Manager and the Trust.
This Agreement shall terminate automatically in the
event of its assignment by the Manager and shall not
be assignable by the Trust without the consent of the
Manager.
    13.	The Manager agrees that for services
rendered to the Fund, or for any claim by it in
connection with services rendered to the Fund, it
shall look only to assets of the Fund for
satisfaction and that it shall have no claim against
the assets of any other portfolios of the Trust.  The
undersigned officer of the Trust has executed this
Agreement not individually, but as an officer under
the Trusts Declaration of Trust and the obligations
of this Agreement are not binding upon any of the
Trustees, officers or shareholders of the Trust
individually.
    14.	No provision of this Agreement may be
changed, waived, discharged or terminated orally, but
only by an instrument in writing signed by the party
against which enforcement of the change, waiver,
discharge or termination is sought, and no material
amendment of the Agreement shall be effective until
approved, if so required by the 1940 Act, by vote of
the holders of a majority of the Fund's outstanding
voting securities.
    15.	This Agreement embodies the entire agreement
and understanding between the parties hereto, and
supersedes all prior agreements and understandings
relating to the subject matter hereof.  Should any
part of this Agreement be held or made invalid by a
court decision, statute, rule or otherwise, the
remainder of this Agreement shall not be affected
thereby.  This Agreement shall be binding on and
shall inure to the benefit of the parties hereto and
their respective successors.
    16.	This Agreement shall be construed and the
provisions thereof interpreted under and in accordance with the laws of the State of New York.

[signature page to follow]



	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized.
	LEGG MASON PARTNERS MONEY MARKET TRUST

		By:
		Name:
		Title:


	LEGG MASON PARTNERS FUND ADVISOR, LLC

		By:
		Name:
		Title:




Schedule A

Western Asset Money Market Fund

Date:

April 13, 2007

Fee:

The following percentage of the Funds average daily net assets:

First $1 billion--0.45%
Next $1 billion--0.425%
Next $3 billion--0.40%
Next $5 billion--0.375%
Over $10 billion--0.35%

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